Exhibit 99.1

Zynex Announces 2022 First Quarter Earnings

Englewood, CO, April 28, 2022 -- Zynex, Inc. (Nasdaq: ZYXI) an innovative medical technology company specializing in the manufacture and sale of non-invasive medical devices for pain management, rehabilitation, and patient monitoring, today reported financial results for the first quarter ended March 31, 2022.

Highlights:

o	Revenue increased 29% year over year to $31.1 million
o	Net income increased 296% to $1.4 million; Diluted EPS of $0.03
o	Adjusted EBITDA increased 897% to $3.1 million
o	Announced Share Buyback Program up to $10M over next 12 months

First Quarter Financial Results Summary:

For the first quarter, the Company reported net revenue of $31.1 million, a 29% increase over first quarter of 2021. Gross margins were 78% and net income was $1.4 million, a 296% increase from Q1 2021.

As of March 31, 2022, the Company had working capital of $59.8 million. Cash on hand was $39.2 million at the end of the first quarter.

President and CEO Commentary:

“We are pleased to finish the first quarter with significant momentum for the full year. March saw the largest number of orders in the Company’s history, and we are expecting continued growth throughout all of 2022,” said Thomas Sandgaard, President and CEO. “Cash collections were strong, including collections from in-network and out-of-network commercial payers. We recently announced a stock buyback program of up to $10 million over the next 12 months to signal our confidence in the Company’s long-term strategy. We believe that the decision will ultimately drive shareholder value and have already repurchased approximately $5 million from April 12th through April 27th, 2022.”

Second Quarter and Full Year 2022 Guidance

Full year 2022 revenue is estimated in the range of $150-$170 million and Adjusted EBITDA between $25 and $35 million. Profitability is expected to grow as sales reps become more efficient, further highlighting the anticipated EBITDA growth in 2022.

The estimated range for second quarter 2022 revenue is between $35.0 and $38.0 million, an increase of approximately 18% from 2Q21.

Second quarter 2022 Adjusted EBITDA is estimated to range between $4.0 and $6.0 million, an increase of approximately 5% from 2Q21.

Conference Call and Webcast Details

Thursday, April 28, 2022 at 2:15 p.m. MT / 4:15 p.m. ET

To register and participate in the webcast, interested parties should click on the following link or dial in approximately 10-15 minutes prior to the webcast: https://app.webinar.net/XNl5a6za9R8

US Participant Dial In (TOLL FREE): 1-844-825-9790

International Participant Dial In: 1-412-317-5170

Canada Participant Dial In (TOLL FREE): 1-855-669-9657

Non-GAAP Financial Measures

Zynex reports its financial results in accordance with accounting principles generally accepted in the U.S. (GAAP). In addition, the Company is providing in this news release financial information in the form of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, other income/expense, stock compensation, restructuring and non-cash lease charges). Management believes these non-GAAP financial measures are useful to investors and lenders in evaluating the overall financial health of the Company in that they allow for greater transparency of additional financial data routinely used by management to evaluate performance. Adjusted EBITDA can be useful for investors or lenders as an indicator of available earnings. Non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the financial information prepared in accordance with GAAP.

About Zynex, Inc.

Zynex, founded in 1996, develops, manufactures, markets and sells medical devices used for pain management and rehabilitation as well as non-invasive fluid, sepsis and laser-based pulse oximetry monitoring systems for use in hospitals. For additional information, please visit: www.zynex.com

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, forecasts, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.  The Company makes no express or implied representation or warranty as to the completeness of forward-looking statements or, in the case of projections, as to their attainability or the accuracy and completeness of the assumptions from which they are derived. Factors that could cause actual results to materially differ from forward-looking statements include, but are not limited to, the need to obtain CE marking of new products, the acceptance of new products as well as existing products by doctors and hospitals, larger competitors with greater financial resources, the need to keep pace with technological changes, our dependence on the reimbursement for our products from health insurance companies, our dependence on third party manufacturers to produce our goods on time and to our specifications, implementation of our sales strategy including a strong direct sales force, the impact of COVID-19 on the global economy and other risks described in our filings with the Securities and Exchange Commission including, but not limited to our Annual Report on Form 10-K for the year ended December 31, 2021 as well as our quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact

Gilmartin Group

650 Fifth Ave., Suite 2720

New York, NY 10019

IR@zynex.com

ZYNEX, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS)

(unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$39,247	$42,612
Accounts receivable, net	27,845	28,632
Inventory, net	13,484	10,756
Prepaid expenses and other	1,600	689
Total current assets	82,176	82,689

Property and equipment, net	2,191	2,186
Operating lease asset	15,647	16,338
Finance lease asset	359	389
Deposits	585	585
Intangible assets, net of accumulated amortization	9,751	9,975
Goodwill	20,401	20,401
Deferred income taxes	931	711
Total assets	$132,041	$133,274

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	6,541	4,739
Cash dividends payable	16	3,629
Operating lease liability	3,329	2,859
Finance lease liability	121	118
Income taxes payable	3,116	2,296
Current portion of debt	5,333	5,333
Accrued payroll and related taxes	3,912	3,897
Total current liabilities	22,368	22,871
Long-term liabilities:
Long-term portion of debt, less issuance costs	9,277	10,605
Contingent consideration	9,500	9,700
Operating lease liability	14,792	15,856
Finance lease liability	286	317
Total liabilities	56,223	59,349

Stockholders' equity:
Common stock	41	41
Additional paid-in capital	80,913	80,397
Treasury stock	(6,513)	(6,513)
Retained earnings	1,377	-
Total stockholders' equity	75,818	73,925
Total liabilities and stockholders' equity	$132,041	$133,274

ZYNEX, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended March 31,
	2022	2021
NET REVENUE
Devices	$6,725	$6,365
Supplies	24,358	17,762
Total net revenue	31,083	24,127

COSTS OF REVENUE AND OPERATING EXPENSES
Costs of revenue - devices and supplies	6,921	5,886
Sales and marketing	14,424	13,827
General and administrative	7,832	5,495
Total costs of revenue and operating expenses	29,177	25,208

Income (loss) from operations	1,906	(1,081)

Other income (expense)
Gain on change in fair value of contingent consideration	200	-
Interest expense	(124)	(9)
Other income (expense), net	76	(9)

Income (loss) from operations before income taxes	1,982	(1,090)
Income tax expense	605	(384)
Net income (loss)	$1,377	$(706)

Net income (loss) per share:
Basic	$0.03	$(0.02)
Diluted	$0.03	$(0.02)

Weighted average basic shares outstanding	39,765	38,321
Weighted average diluted shares outstanding	41,188	38,321

ZYNEX, INC.

Reconciliation of GAAP to Non-GAAP Measures

(in thousands)

(unaudited)

	For the Three Months Ended March 31,
	2022	2021
Adjusted EBITDA:
Net income (loss)	$1,377	$(706)
Depreciation and Amortization*	396	268
Stock-based compensation expense	589	108
Restructuring/severance**	-	318
Interest expense and other (gain), net	(76)	9
Non-cash lease expense ***	183	-
Income tax expense	605	(384)
Adjusted EBITDA	$3,074	$(387)
% of Net Revenue	10%	(2%)

* Depreciation does not include amounts related to units on lease to third parties which are depreciated and included in cost of goods sold.

** Severance of former COO Giusseppe Papandrea which was fully expensed in Q1-2021

*** Amount expensed on new company headquarters on which we have twenty-one months of free rent